               DSP GROUP, INC. REPORTS FINANCIAL RESULTS
                       FOR FOURTH QUARTER 1999
               AND ANNOUNCES A TWO-FOR-ONE STOCK SPLIT

- ALL-TIME RECORD HIGH REVENUES - $25,973,000.
- ALL-TIME RECORD HIGH EPS (EXCLUDING ONE-TIME GAINS) - $0.50

     SANTA CLARA, CALIFORNIA -- January 24, 2000 -- DSP Group, Inc. (NASDAQ:
DSPG) today announced its financial results for the fourth quarter ended December 31, 1999.

     Fourth quarter revenues were $25,973,000, an increase of 84%, compared to $14,117,000 in the same quarter of 1998. Total revenues for 1999 were $76,433,000, an increase of 20% compared to $63,850,000 during 1998.

     Net income for the fourth quarter was $33,918,000, an increase of 878%, compared to $3,468,000 for the comparable quarter of 1998. Earnings per share were $2.46 (diluted), an increase of 583% compared to $0.36 in the fourth quarter of 1998. Net income for 1999 was $54,579,000, an increase of 279% over the net income of $14,415,000 in 1998. Earnings per share for 1999 were $4.29, an increase of 198% above earnings per share of $1.44 during the same period of 1998.

     Results for the fourth quarter and annual 1999 include one-time capital gains of $47,151,000 and $58,931,000, respectively, resulting from the public offering and from the sale of shares of DSP Group's affiliate, AudioCodes Ltd, in the fourth quarter and annual 1999. These one-time gains are included under "Other income (expense)" in the Company's statements of income. DSP Group still holds approximately 2.9 Million of AudioCodes' shares which represent approximately 15% of the outstanding shares.

     Excluding the effect of the one-time capital gains, pro-forma net income for the fourth quarter and annual 1999 were $6,867,000 or $0.50 (diluted) per share and $16,948,000 or $1.33 (diluted) per share, respectively, compared to $ 3,468,000 or $ 0.36 (diluted) per share and $ 13,600,000 or $ 1.36
(diluted) per share in the equivalent periods in 1998.

During 1999, the company significantly increased its research and development and sales and marketing expenses to support its new product introductions. These expense increases, which were undertaken to build future revenues resulted in a decreased operating income compared to 1998.

     During the fourth quarter of 1999, a major international corporation signed a licensing agreement with DSP Group, for its PalmDSPCore-Registered Trademark-.

     Eli Ayalon, President and CEO of DSP Group stated, "We are very pleased with the fourth quarter 1999 results. We managed to increase our EPS by 39% (excluding the one time gain) over the fourth quarter of 1998, despite an increase of 55% in R&D and 102% in sales & marketing expenses compared to the fourth quarter of 1998."

     The Company Board has approved a two-for-one stock split in the form of a 100% stock dividend payable to stockholders of record as of February 16, 2000. The dividend will be payable on March 1, 2000 to shareholders of record as of February 16, 2000.

     DSP Group, Inc. is a leader in the development and marketing of high-performance, cost-effective digital signal processing cores used in a wide range of applications for industries such as wireless communications, telephony and personal computing. By combining its DSP core technology with its advanced speech processing algorithms, DSP Group also delivers a wide range of enabling application-specific ICs, such as ICs for fully featured Integrated Digital Telephony, for 900 MHz Spread Spectrum wireless telephony products and for IP telephony applications

     Statements contained in this release concerning the Companies ability to meet its goals for the year 2000 may constitute forward-looking statements. These statements involve certain risks and uncertainties such as acceptance of the company's new products by existing OEM customers and potential customers, the ability of the company to produce its new products at competitive costs, the volume and timing of product orders and the number and timing of new licensing agreements.

     Additional information is available on the World Wide Web at www.dspg.com. This press release is also available through the company's News on Call fax service, which can be reached at (800) 758-5804, company code 112025. For more information, please contact Michael Cohen, DSP Group, Santa Clara, CA. (408) 986-4300.

                               # # #

PalmDSPCore is a registered trademark of DSP Group, Inc.

                         DSP GROUP, INC.
       CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
             (In thousands, except per share amounts)



                                            Three Months Ended               Year Ended
                                                December 31,                December 31,
                                            1999           1998          1999          1998
                                            ----           ----          ----          ----
Revenues:
  Product sales                           $ 19,923       $ 9,302       $ 57,397      $ 49,252
  Licensing, royalties and other             6,050         4,815         19,036        14,598
                                          --------       -------       --------      --------
Total revenues                              25,973        14,117         76,433        63,850

Cost of revenues:
  Product sales                             11,506         5,304         33,051        29,002
Licensing, royalties and
   Other                                        49            71            155           426
                                          --------       -------       --------      --------
Total cost of revenues                      11,555         5,375         33,206        29,428
                                          --------       -------       --------      --------
Gross profit                                14,418         8,742         43,227        34,422

Operating expenses:
  Research and development                   4,402         2,847         15,404        10,181
  Sales and marketing                        2,801         1,388          9,309         5,222
  General and administrative                 1,698         1,103          5,511         4,632

  Total operating expenses                   8,901         5,338         30,224        20,035
                                          --------       -------       --------      --------
Operating income                             5,517         3,404         13,003        14,387
Other income (expense):
  Interest and other income                  2,254         1,026          6,048         3,810
  Interest expense and other                  (70)          (57)          (232)         (189)
  Gain on sale of marketable
    Equity security                            ---           ---            ---         1,086
  Equity in income of equity method
    investees, net                             789           248          2,475           125
  Capital gain                              47,151           ---         58,931           ---
                                          --------       -------       --------      --------
Income before provision for
  Income taxes                              55,641         4,621         80,225        19,219
Provision for income taxes                  21,723         1,153         25,646         4,804
                                          --------       -------       --------      --------
Net income                                $ 33,918       $ 3,468       $ 54,579      $ 14,415
                                          --------       -------       --------      --------
                                          --------       -------       --------      --------
Net income per share:
    Basic                                   $ 2.70        $ 0.37         $ 4.65        $ 1.48
    Diluted                                 $ 2.46        $ 0.36         $ 4.29        $ 1.44
Shares used in per
  Share computations:
    Basic                                   12,543         9,401         11,734         9,768
    Diluted                                 13,803         9,587         12,721        10,016


                                 DSP GROUP, INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                            December 31,       December 31,
                                               1999                1998
                                               ----                ----
ASSETS
Current Assets:
  Cash, cash equivalents and
    marketable securities                   $ 161,371           $ 66,989
  Accounts receivable, net                     10,435              5,721
  Inventories                                   3,283              2,182
  Deferred income taxes                         1,707              1,374
  Other accounts receivable                     1,362              1,608
                                            ---------           --------
Total current assets                          178,158             77,874

Property and equipment, net                     6,948              4,236
Other investments, net of accumulated
  amortization                                 18,433              1,834
Other assets                                    1,250                135
Severance pay fund                              1,390                864
Deferred income taxes                              --                848
                                            ---------           --------
Total Assets                                $ 206,179           $ 85,791
                                            ---------           --------
                                            ---------           --------

Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                            $ 6,079            $ 2,360
  Other current liabilities                     8,332              6,841
                                            ---------           --------
Total current liabilities                      14,411              9,201
Long term liabilities
Accrued severance pay                           1,431                895
Deferred income taxes                           6,380                 --

Stockholders' equity:

  Common stock                                     12                  9
  Additional paid-in capital                  119,163             75,610
  Retained earnings                            64,782             12,129
  Less cost of treasury stock                    ---            (12,053)
                                            ---------           --------
Total stockholders' equity                    183,957             75,695
                                            ---------           --------
Total liabilities and
  Stockholders' equity                      $ 206,179           $ 85,791
                                            ---------           --------
                                            ---------           --------